Exhibit 10.1

FIRST AMENDMENT AND WAIVER

This First Amendment and Waiver (this “Amendment”) is made and entered into as of August 31, 2022 (the “Effective Date”) by and among Aditxt, Inc., a Delaware corporation (the “Company”), the purchasers signatory to the Purchase Agreement (as defined below) (each a, “Buyer” and collectively, the “Buyers”).

WHEREAS, pursuant to Securities Purchase Agreements, dated as of August 4, 2022 and August 11, 2022 (as amended and in effect from time to time, including any replacement agreement therefor, each a “Purchase Agreement”), among the Company and the Purchasers, the Company may issue and sell up to $2,200,000.00 of 10% Senior Secured Promissory Notes (collectively the “August 2022 Notes”), up to 2,200,000 shares of Common Stock as a commitment fee (collectively, the “August 2022 Commitment Shares”), as well as common stock purchase warrants for the purchase of up to 10,000,000 shares of Common Stock (collectively, the “August 2022 Warrants”);

WHEREAS, the Company and the Buyers desire to amend the August 2022 Warrants in order to (i) reduce the Exercise Price to $0.15 per share, and (ii) provide that the August 2022 Warrants shall not be exercisable unless and until the Company obtains stockholder approval of the issuance of any shares of common stock upon exercise of the August 2022 Warrants;

WHEREAS, the Company and the Buyers desire to confirm the Buyers’ consent to the Company of the following (each, a “Subsequent Placement Exception”): (i) the Company shall be permitted to raise up to an additional $2,000,000 in addition to the maximum contemplated amount of $2,200,000 under the Purchase Agreement under the in one or more capital raising transactions through the issuance of equity securities and/or debt in the form of additional August 2022 Notes or other debt instruments that are subordinate and junior to the August 2022 Notes provided that (a) the Company provide written notice with respect to such Subsequent Placement Exception that otherwise complies with the requirements set forth in Section 4(d)(ii) of the Purchase Agreement, and (b) notwithstanding anything to the contrary in Section 4(d)(iii) of the Purchase Agreement, the Buyers shall be required to deliver a Notice of Acceptance with respect to any such Subsequent Placement Exception within twenty four (24) hours of such notice from the Company (ii) the Company shall not be required to apply any proceeds from such transactions to repayment of the August 2022 Notes as required by Section 1.10 of the August 2022 Convertible Notes;

WHEREAS, pursuant to (i) Section 8.4(e) of the Purchase Agreement, any provision of the Purchase Agreement may be waived or amended by an instrument in writing signed by a Majority in Interest (as defined in the Security Agreement) and (ii) Section 9 of the August 2022 Warrant, the August 2022 Warrant may be amended by the written consent of the Holder (as defined in the August 2022 Warrant); and

WHEREAS, the Company and the Buyers desire to waive and amend certain provisions of the Purchase Agreement and August 2022 Warrants as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement and the August 2022 Warrant. This Amendment shall constitute a transaction document for all purposes of the Purchase Agreements, the August 2022 Notes and the August 2022 Warrants and the other transaction documents.

2. Amendment to August 2022 Warrants.

(a) The Exercise Price shall be $0.15 per share, subject to adjustment as provided therein (including but not limited to cashless exercise).

(b) The Commencement Date shall mean the date on which the Company obtains approval by from the shareholders of the Company with respect to the issuance of any Warrant Shares.

3. Confirmation of Consent; Waiver. The Purchasers hereby confirm their consent to Company for the Subsequent Placement Exception and hereby waive any Events of Default due to any non-compliance or breach by the Company of Section 4(d) of the Purchase Agreement or Section 1.10 of the August 2022 Convertible Notes, each such section as in effect immediately prior to the effectiveness of this Amendment.

4. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Company and the Purchasers of counterpart signatures to this Amendment duly executed and delivered by the Company and the Buyers.

5. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Buyer under the Purchase Agreement, the August 2022 Note, the August 2022 Warrant or the other transaction documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement, the August 2022 Note, the August 2022 Warrant or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Buyers to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement, the August 2022 Note, the August 2022 Warrant or the other transaction documents, except as contemplated hereby or as necessary to accomplish the intent hereof.

6. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. THIS AMENDMENT AND WAIVER SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADITXT, INC.

By:
Name:	Amro Albanna
Title:	Chief Executive Officer

as Buyer

By:
Name:
Title: